Exhibit 1.2

                                                                 Execution Copy



                           NEWCASTLE INVESTMENT CORP.

                                  Common Stock

                                TERMS AGREEMENT
                                ---------------


                                                    Dated:  January 17, 2007


To:   Newcastle Investment Corp.
      1345 Avenue of the Americas
      New York,  New York 10105

Attention:  Wesley R. Edens

Ladies and Gentlemen:

We understand that Newcastle Investment Corp., a corporation organized and existing under the laws of Maryland (the "Company"), proposes to issue and sell 2,420,000 shares of common stock, set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the "Underwriter") offers to purchase the number of Underwritten Securities (as such term is defined in the Underwriting Agreement referred to below) set forth below opposite its name, at the purchase price set forth below.

                                                           Number of Shares
                                                           of Underwritten
                Underwriter                                   Securities
                -----------                                   -----------
Morgan Stanley & Co. Incorporated                              2,420,000

The Underwritten Securities shall have the following terms:

Title of Securities: Common Stock, $.01 par value per share
Number of Shares: 2,420,000
Applicable Time:  7:30 a.m. (Eastern Time) on January 18, 2007 or such other time as agreed by the Company and the Underwriter
Public offering price per share: $31.30
Purchase price per share: $31.05
Number of Option Securities, if any, that may be purchased by the
Underwriter: None
Delayed Delivery Contracts:  Not Authorized
Additional co-managers, if any: None
Terms of Lock-up:   As stated in section 3(a)(xi) of the Underwriting
                    Agreement, during the period of 14 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of the Underwriter (a) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the 1934 Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, other than the Company's sale of Underwritten
                    Securities pursuant to this Agreement and the Company's issuance of Common Stock (i) upon the exercise of presently outstanding options, (ii) in connection with acquisitions by the Company or a subsidiary, and (iii) in connection with the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof or (b) file a registration statement under the 1933 Act registering shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest in shares of Common Stock, except for a registration statement on Form S-8 with respect to shares of Common Stock issuable under the Newcastle Investment
                    Corp. Nonqualified Stock Option and Incentive Award Plan, as amended from time to time.

                    At the time the Underwriting Agreement and this Agreement are executed, the Underwriter shall have received a letter agreement from the Manager, Fortress Principal Investment Holdings LLC ("FPIH"), Fortress Principal Investment Holdings II LLC ("FPIH II") and Fortress Investment Holdings LLC ("FIH"), and each director, officer or related party of the Company and the Manager designated by the Underwriter and listed on Schedule II to the Underwriting Agreement, substantially in the forms attached thereto as Annex III and Annex IV, respectively.

Other terms:  None
Schedule I: Issuer Free Writing Prospectuses included in the General Disclosure Package
Closing date and location: January 23, 2007, 10:00 a.m.; Sidley Austin LLP,
                           787 Seventh Avenue, New York, New York 10019



All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than 5:00 P.M. (New York City time) on January 17, 2007 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                            Very truly yours,


                                            MORGAN STANLEY & CO. INCORPORATED


                                            By: /s/ Todd J. Singer
                                               --------------------------------
                                               Name:  Todd J. Singer
                                               Title: Executive Director

Accepted:

NEWCASTLE INVESTMENT CORP.


By:  /s/ Debra A. Hess
     -----------------------------
     Name:  Debra A. Hess
     Title: Chief Financial Officer


FORTRESS INVESTMENT GROUP LLC


By:  /s/ Randal A. Nardone
     ----------------------------
     Name:  Randal A. Nardone
     Title: Chief Operating Officer